Exhibit 15.1

[PwC Letterhead]

April 25, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Metrogas S.A. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16 F of Form 20-F, as part of the Form 20-F of Metrogas S.A. for the fiscal year ended December 31, 2013. We agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

Price Waterhouse & Co. S.R.L.

                             (Partner)

    Carlos Martín Barbafina